THE FINANCIAL STATEMENTS AND EXHIBITS FOR THE
1991 THRIFT INCENTIVE STOCK PURCHASE PLAN
OF CULLEN/FROST BANKERS, INC.
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                   1991 THRIFT INCENTIVE STOCK PURCHASE PLAN
                   FOR EMPLOYEES OF CULLEN/FROST BANKERS, INC.


                         FINANCIAL STATEMENTS

                  Years Ended December 31, 1993 and 1992


                                    CONTENTS

Report of Independent Auditors.........................................1

Financial Statements

Statements of Net Assets Available for Benefits........................2
Statements of Changes in Net Assets Available for Benefits.............3
Notes to Financial Statements..........................................4




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                      REPORT OF INDEPENDENT AUDITORS

Compensation and Benefits Committee of
   Cullen/Frost Bankers, Inc.

We have audited the accompanying statements of net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsiblity of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. at December 31, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

April 27, 1994                              /s/ Ernst & Young

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                        1991 Thrift Incentive Stock Purchase Plan
                       for Employees of Cullen/Frost Bankers, Inc.

                     Statements of Net Assets Available for Benefits

                                                           December 31
                                                      1993           1992
                                                  --------------------------
Assets                                           $    ---        $   ---

Liabilities                                           ---            ---
                                                  --------------------------
Net assets available for benefits                $    ---        $   ---
                                                 ===========================


See accompanying notes.

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                    1991 Thrift Incentive Stock Purchase Plan
                   for Employees of Cullen/Frost Bankers, Inc.

               Statements of Changes in Net Assets Available for Benefits

                                                 Year Ended December 31
                                                  1993            1992
                                               --------------------------
Additions:
  Employer contributions                         $ 584,981      $ 584,764
  Employee contributions                            41,438         36,774
  Dividend income                                    2,242           ---
  Interest income                                      123            139
  (Loss) gain on sale of investments                   (31)           248
  Appreciation in fair value of investments         10,114        158,433
                                               --------------------------
Total additions                                    638,867        780,358

Deductions:
  Benefit payments                                 638,867        780,358
                                              ---------------------------
Total deductions                                   638,867        780,358

Net assets available for benefits at
  beginning of year                                  ---           ---
                                               --------------------------
Net assets available for benefits at
   end of year                                   $   ---        $   ---
                                               ==========================


See accompanying notes.

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                         1991 Thrift Incentive Stock Purchase Plan
                        for Employees of Cullen/Frost Bankers, Inc.

                             Notes to Financial Statements

                               December 31, 1993 and 1992

1. Significant Accounting Policies

The financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. (the Plan) are presented on the accrual basis of accounting. Participating entities include: Cullen/Frost Bankers, Inc. (CFBI); Frost National Bank; Cullen Center Bank and Trust (which was merged into Frost National Bank effective November 5, 1993); Cullen/Frost
Bank of Dallas, N.A.; and United States National Bank, all of which are referred to herein as "the Company."

The cost of a specific security sold is used to compute gains and losses on the sale of investments.

2. Description of the Plan

The Plan, amended and restated on January 1, 1991, is a non-qualified contrib-utory plan. In addition to the Plan, the Company maintains the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the 401(k) Plan). The Plan covers substantially all eligible employees who have been determined to be highly compensated employees with respect to the plan year under the provisions of the 401(k) Plan regarding discretionary matching contributions, and who have been designated by the Plan's administrative committee as eligible for participation. The Plan was adopted to offer to eligible employees whose participation in the 401(k) Plan is limited an alternative means of receiving comparable benefits.

For each plan year, each active participant is eligible to contribute an amount not to exceed the difference between:

    - six percent of the participant's compensation for the respective plan year,

    - the total before and after tax contributions allocated under the 401(k) Plan, and

    - the amount by which the participant's contributions to the 401(k) Plan have been limited by IRS regulations.

                           1991 Thrift Incentive Stock Purchase Plan
                          for Employees of Cullen/Frost Bankers, Inc.

                          Notes to Financial Statements (continued)

                               December 31, 1993 and 1992

2.  Description of the Plan (continued)

For each plan year, the Company makes contributions equal to 100% of the participants' before- and after-tax contributions to the Plan and the 401(k) Plan, up to six percent of the participants' compensation for the respective plan year.

Participants are immediately vested 100% in their accounts which are distributed to them as of the date the distribution is made.

With respect to each plan year, all contributions under the Plan, both from the participants and the Company, are invested in common stock of CFBI.

All assets of the Plan are distributed on an annual basis at the end of each plan year. Participants receive stock certificates for their allocated portion of CFBI common stock (in whole shares), and cash for fractional shares.

3.  Transactions With Parties-In-Interest

The Company may pay for certain or all expenses incurred in administering the provisions of the Plan. During 1993 and 1992, all such expenses were paid by the Company.

4.  Income Tax Status

The Plan is not subject to federal income taxes.